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                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)


                                           Three Months Ended
                                        ---------------------------
                                        March 3,       February 26,
                                          1996           1995
                                        --------       ------------
Primary per share earnings
- --------------------------
Earnings applicable to primary
   per share earnings                    $2,826           $3,347
                                         ======           ======
Average number of common shares
   outstanding                           12,939           16,118

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                         196               87
                                         ------           ------

Average shares used to calculate
   primary per share earnings            13,135           16,205
                                         ======           ======
Primary per share earnings                $0.22            $0.21
                                         ======           ======

Fully diluted per share earnings
- --------------------------------

Earnings applicable to fully diluted
   per share earnings                    $2,826           $3,347
                                         ======           ======
Average number of common shares
   outstanding                           12,939           16,118

Add - common equivalent shares
   representing shares issuable
   upon exercise of stock options
   and stock grants                         214               89
                                         ------           ------
Average shares used to calculate
   fully diluted per share earnings      13,153           16,207
                                         ======           ======
Net fully diluted per share earnings      $0.21            $0.21
                                         ======           ======

          See accompanying notes to consolidated financial statements.